EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media:	Lowell Weiner	Investors:	Valerie Haertel
	(201) 269-6986		(201) 269-5781
	lowell_weiner@medco.com		valerie_haertel@medco.com

JoAnn Reed to Retire As Medco CFO in 2008;

Richard Rubino Named as Successor

FRANKLIN LAKES, N.J., Oct. 4, 2007 — Medco Health Solutions, Inc. (NYSE: MHS) today announced that JoAnn A. Reed, Senior Vice President, Finance and Chief Financial Officer will retire on March 15, 2008 after nearly 20 years at Medco, including 16 years as the company’s Chief Financial Officer. Following her retirement, she has agreed to continue serving the company in an advisory capacity through 2010.

Richard J. Rubino, currently Medco’s Senior Vice President, Controller and Chief Accounting Officer, was named Reed’s successor.

“Over the past two decades, JoAnn has been a very important part of Medco’s success and was instrumental in our strategic development. We also are grateful that she will stay on in an advisory capacity, and with another Medco veteran becoming our new CFO in March, we anticipate a seamless transition. The depth of our management is a tribute to the quality of team and key to Medco’s succession planning process,” said David B. Snow Jr., Chairman and CEO. “Rich has a 14-year track record of success at Medco, a strong grasp of the industry and has established himself as a highly credible financial expert with the analyst community both here and abroad.”

Rubino and Reed will both be present at Medco’s Analyst Day on Nov.16, 2007.

“I could contemplate my retirement only at a time when Medco is in its strongest financial position — with a bright outlook well into the future. I look forward to my continuing relationship with Medco as a consultant through 2010, which will allow me to spend more time with my family and extend my service as a board member for several other corporations,” Reed said. “I have every confidence that Rich and Medco will enjoy continued success for many years to come.”

Rubino joined Medco in 1993 after holding various positions at IBM and Price Waterhouse & Co. “With most of my professional career dedicated to supporting Medco’s record growth, I am obviously delighted by JoAnn and Dave’s display of confidence, and I look forward to contributing to Medco’s continued industry leadership,” said Rubino.

Coincident with these changes, Gabriel R. Cappucci will be promoted to Controller and Chief Accounting Officer. Cappucci joined Medco in 1993 and currently serves as Vice President, Finance.

About Medco

Medco Health Solutions, Inc. (NYSE:MHS) is the nation’s leading pharmacy benefit manager based on its 2006 total net revenues of more than $42 billion. Medco’s prescription drug benefit programs are designed to drive down the cost of pharmacy health care for private and public employers, health plans, labor unions and government agencies of all sizes, and for individuals served by the Medicare Part D Prescription Drug Program. Medco’s technologically advanced mail-order pharmacies and award-winning Internet pharmacy have been recognized for setting new industry benchmarks for pharmacy dispensing quality. Medco serves the needs of patients with complex conditions requiring sophisticated treatment through its specialty pharmacy operation, which became the nation’s largest with the 2005 acquisition of Accredo Health, Incorporated. Medco is the highest-ranked independent pharmacy benefit manager on the 2007 Fortune 500 list. On the Net: http://www.medco.com.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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